CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference (from the Registration Statement on Form N-1A dated February 28, 2002 of Pitcairn Funds, "the N-1A Registration Statement") in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 ("the N-14 Registration Statement") of our report dated December 10, 2001, relating to the financial statements and financial highlights which appears in the October 31, 2001 Annual Report to Shareholders and Board of Trustees of Pitcairn Funds, which is also incorporated by reference into the N-14 and N-1A Registration Statements. We also consent to the references to us in the N-14 Registration Statement.


Philadelphia, Pennsylvania              /s/ PricewaterhouseCoopers LLP
November 4, 2002                        ------------------------------